SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement                 [_] Confidential, For Use
                                                     of the Commission Only (as
                                                     permitted by Rule
                                                     14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12

                                iSecureTrac Corp.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

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[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount previously paid:

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

                                iSecureTrac Corp.
                             5078 South 111th Street
                                 Omaha, NE 68137

                                   May 9, 2005

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of iSecureTrac Corp., which will be held at Ironwood Golf and Country Club, 12627 Pacific Street, Omaha, Nebraska, on June 2, 2005, at 2:00 p.m. Your board of directors and management look forward to personally greeting those stockholders able to attend.

      At the annual meeting, the stockholders will be asked to:

      o Elect six (6) directors to serve until the 2006 annual meeting of stockholders;

      o Ratify the appointment of McGladrey & Pullen, LLP as our independent auditors for 2005;

      o Grant our Board of Directors the discretionary authority to amend our Certificate of Incorporation to effect a reverse stock split at one of three ratios;

      o To consider and vote on a proposal to approve an amendment to our Certificate of Incorporation in order to provide our Board of Directors with more specific authority to establish the rights, preferences and privileges of any class of preferred stock that we may issue;

      o To consider and vote on a proposal to approve an amendment to our Certificate of Incorporation to limit the Company's obligation to provide indemnification; and

      o Consider such other matters as may be properly brought before the annual meeting and at any adjournment(s) or postponement(s) thereof.

      These matters are discussed in greater detail in the accompanying proxy statement.

      Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the annual meeting. You are requested to sign, date and mail the enclosed proxy promptly.

      A copy of the Annual Report for the year ended December 31, 2004, is enclosed for your information.

      We wish to thank our stockholders for their participation and support.


                                                             Sincerely,

                                                             /s/  Roger J. Kanne
                                                             -------------------
                                                                  Roger J. Kanne
                                                                  Chairman
                                iSecureTrac Corp.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held June 2, 2005


To the Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of iSecureTrac Corp. will be held at Ironwood Golf and Country Club, 12627 Pacific Street, Omaha, Nebraska on Thursday, June 2, 2005, at 2:00 p.m. Central time, for the following purposes:

      o Elect six (6) directors until the 2006 annual meeting of stockholders;

      o Ratify the appointment of McGladrey & Pullen, LLP as our independent auditors for 2005;

      o Grant our Board of Directors the discretionary authority to amend our Certificate of Incorporation to effect a reverse stock split at one of three ratios;

      o To consider and vote on a proposal to approve an amendment to our Certificate of Incorporation in order to provide our Board of Directors with more specific authority to establish the rights, preferences and privileges of any class of preferred stock that we may issue;

      o To consider and vote on a proposal to approve an amendment to our Certificate of Incorporation to limit the Company's obligation to provide indemnification; and

      o Consider such other matters as may be properly brought before the annual meeting and at any adjournment(s) or postponement(s) thereof.

      A copy of the Annual Report for the year ended December 31, 2004, is enclosed for your information.

      Only stockholders of record as of the close of business on April 4, 2005, will be entitled to vote at the annual meeting and any adjournment(s) or postponement(s) thereof.

      All stockholders are cordially invited to attend the annual meeting. However, to assure your representation at the annual meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you decide to attend the annual meeting in person, you may withdraw your proxy at any time and vote in person.

                                           BY ORDER OF THE BOARD OF DIRECTORS:




                                           /s/  David G. Vana
                                           David G. Vana
        Omaha, Nebraska                    Secretary
        May 9, 2005



                             YOUR VOTE IS IMPORTANT
                    YOU ARE URGED TO SIGN, DATE AND PROMPTLY
                   RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE
                                iSecureTrac Corp.
                             5078 South 111th Street
                                 Omaha, NE 68137


                         ANNUAL MEETING OF STOCKHOLDERS
                             THURSDAY, JUNE 2, 2005


                                 PROXY STATEMENT


      Our annual meeting of stockholders will be held on Thursday, June 2, 2005, at the Ironwood Golf and Country Club, 12627 Pacific Street, Omaha, Nebraska 68154, at 2:00 p.m. This proxy statement contains information about the matters to be considered at the annual meeting or any adjournment or postponement of the annual meeting. This proxy statement, the Notice of Annual Meeting of Stockholders and the proxy are first being sent to stockholders on or about May 9, 2005.

                  GENERAL INFORMATION ABOUT THE ANNUAL MEETING

WHAT IS BEING CONSIDERED AT THE ANNUAL MEETING?

         You will be voting to:

      o Elect six (6) directors to serve until the 2006 annual meeting of stockholders;

      o Ratify the appointment of McGladrey & Pullen, LLP as our independent auditors for 2005;

      o Grant our Board of Directors the discretionary authority to amend our Certificate of Incorporation to effect a reverse stock split at one of three ratios: 1-for-4, 1-for-6 or 1-for-10;

      o Approve an amendment to our Certificate of Incorporation that provides our Board of Directors with more specific authority to establish the rights, preferences and privileges of any class of preferred stock that we may issue;

      o Approve an amendment to our Certificate of Incorporation to limit the Company's obligation to provide indemnification; and

      o Consider such other matters as may be properly brought before the annual meeting and at any adjournment(s) or postponement(s) thereof.

      We do not expect that any other matters will be acted on at the annual meeting.

      In addition, our management will report on our performance during calendar year 2004.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

      You may vote if you owned shares of our common stock as of the close of business on April 4, 2005 (the "Record Date").

HOW DO I VOTE?

         You can vote in two ways:

      o     By attending the annual meeting; or

      o By completing, signing and returning the enclosed proxy card which authorizes Thomas Wharton, Jr., our chief executive officer, to vote on your behalf at the annual meeting in accordance with your instructions.

WHAT VOTE IS REQUIRED?

      In order to have a quorum present at the annual meeting, a majority of our shares of common stock that are outstanding and entitled to vote at the annual meeting must be represented in person or by proxy. If a quorum is not present, the annual meeting will be rescheduled for a later date. Shares represented by proxies delivered by nominee holders, whether they vote or not on the matters being considered at the annual meeting, will be counted for purposes of establishing a quorum at the annual meeting.

      The election of directors requires the affirmative vote of a plurality in voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote. Consequently, votes withheld and broker nonvotes will have no effect on the election of directors.

      The ratification of the appointment of auditor requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will have the same effect as a vote against ratification. Broker nonvotes will not be considered shares entitled to vote with respect to the ratification of the auditors and will not be counted as votes for or against ratification.

      The proposals to grant to the Board of Directors discretionary authority to amend our Certificate of Incorporation to effect a reverse stock split and to amend Section 4 and Section 11 of the Certificate of Incorporation require the affirmative vote of the holders of a majority in voting power of issued and outstanding shares of our common stock. Accordingly, abstentions and broker nonvotes will have the same effect as a vote against these proposals.

CAN I CUMULATE MY VOTES FOR THE ELECTION OF DIRECTORS?

      No, each share of common stock is entitled to one vote on each matter to be voted on at the annual meeting. Stockholders do not have the right to cumulate votes in the election of directors.

CAN I CHANGE MY MIND AFTER I DELIVER MY PROXY?

      Yes, you may revoke your proxy at any time before the vote is taken at the annual meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the annual meeting, or (2) attending the annual meeting and voting in person.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT INCLUDE VOTING INSTRUCTIONS?

      Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors, FOR the appointment of McGladrey & Pullen, LLP as our independent auditors, FOR the grant of authority to the Board of Directors to effect a reverse stock split at one of three ratios: 1-for-4, 1-for-6 or 1-for-10, and FOR the approval of each of the two proposed amendments to our Certificate of Incorporation .

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

      It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Atlas Stock Transfer Company and can be reached at (801) 266-7151.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

      If you hold your shares directly in your own name, they will not be voted unless you attend the annual meeting in person or provide us with your proxy.

      If your shares are held in "street name" with a brokerage firm, bank or other nominee holder, they may be voted by the nominee holder without specific instructions from you on certain routine matters, such as the election of directors and ratification of accountants. However, such nominee holders are generally not authorized to vote shares held in street name on nonroutine matters such as the proposal to grant authority to the Board to effect a reverse stock split and the proposals to amend our Certificate of Incorporation. If you do not submit a proxy, the nominee holder may only deliver a "broker nonvote" on the proposals for a reverse stock split and to amend our Certificate of Incorporation, and this will have the same effect as a vote against each of these proposals.

WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?

      The matters described in this proxy statement are the only matters we know will be voted at the annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

WHO PAYS FOR THIS PROXY SOLICITATION?

      We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this.

                                 STOCK OWNERSHIP

      As of the Record Date, there were 90,531,867 shares of our common stock issued and outstanding and entitled to vote at the annual meeting. There were no longer any shares of either our Series A or Series B Preferred Stock outstanding as of the Record Date. The following table shows the number of shares of common stock beneficially owned as of the Record Date, by each person who we know beneficially owns more than 5% of the issued and outstanding shares of our common stock, each director and executive officer of the Company and the directors and executive officers as a group.

                                                                     STOCK OWNERSHIP
                                                                     ---------------
                                                      Common Stock
                                                  Amount and Nature of
Name and Address of Beneficial Owner              Beneficial Ownership        Percent of Class
------------------------------------              --------------------        ----------------
Robert Badding (1)
304 Timberline Road
Carroll, IA  51401                                     1,826,671                2.02%

Martin J. Halbur (2)
124 Pleasant Ridge Road
Carroll, IA  51401                                     1,661,122                1.83%

Todd Hansen (3)
20004 Rondo Drive
Gretna, NE  68028                                         78,750                0.09%

Roger Kanne (4)
1311 Amy Avenue
Carroll, IA  51401                                    17,896,914                6.83%

Ronald Muhlbauer (5)
222 Pleasant Ridge
Carroll, IA  51401                                       460,103                0.51%

Ravi Nath (6)
651 N. 59th Street
Omaha, NE  68132                                          94,201                0.10%

David G. Vana (7)
17902 Pine Street
Omaha, NE  68130                                         956,038                1.05%

Thomas E. Wharton Jr. (8)
5922 S. 166th Street
Omaha, NE  68135                                       2,591,546                2.78%

Edward Sempek (9)
616 S. 157th Avenue Circle
Omaha, NE  68118                                         909,288                0.99%

David Sempek  (10)
17027 Seward Street
Omaha, NE  68118                                         912,287                1.00%

All Directors and Executive Officers (11)
Officers as a Group (10 persons)............          27,386,920               17.20%

Total Tech LLC (12)
Carroll, IA  51401                                    11,715,749               11.51%

------------

* For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if that person has the right to acquire such shares within 60 days of the Record Date by the exercise of any stock option. Such stock options held by a person are deemed to have been exercised for the purpose of computing the percentage of outstanding shares of common stock beneficially owned by such person, but shall not be deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of common stock beneficially owned by any other person. Additionally, for purposes of this table, a person or entity shall be deemed to be a beneficial owner of shares of common stock if such person or entity has or shares either investment or voting power with respect to such shares. Each director and executive officer has sole voting and investment power over the shares such individual beneficially owns and all such shares are owned directly unless otherwise indicated.

(1) Includes 1,806,671 shares of common stock owned directly and fully vested options to acquire 20,000 shares of common stock at an exercise price of $0.23 per share. Mr. Badding also holds unvested options to acquire 20,000 shares at an exercise price of $0.23 per share.

(2) Includes 1,641,122 shares of common stock owned directly and fully vested options to acquire 20,000 shares of common stock at an exercise price of $0.23 per share. Mr. Halbur also holds unvested options to acquire 20,000 shares at an exercise price of $0.23 per share.

(3) Consists of fully vested options to acquire 78,750 shares of common stock at an exercise price of $0.23 per share.

(4) Includes 6,161,165 shares of common stock owned directly, 11,715,749 owned indirectly through Total Tech, LLC, and fully vested options to acquire 20,000 shares of common stock at an exercise price of $0.23 per share. Mr. Kanne also holds unvested options to acquire 20,000 shares at an exercise price of $0.23 per share.

(5) Includes 440,103 shares of common stock owned directly and fully vested options to acquire 20,000 shares of common stock at an exercise price of $0.23 per share. Mr. Muhlbauer also holds unvested options to acquire 20,000 shares at an exercise price of $0.23 per share.

(6) Includes 54,201 shares of common stock owned directly and fully vested options to acquire 40,000 shares of common stock at an exercise price of $0.23 per share. Mr. Nath also holds unvested options to acquire 20,000 shares at an exercise price of $0.23 per share.

(7) Includes 64,371 shares of common stock owned directly and fully vested options to acquire 891,667 shares of common stock at an exercise price of $0.23 per share. Mr. Vana also holds unvested options to acquire 108,333 shares at an exercise price of $0.23 per share.

(8) Includes 51,546 shares of common stock owned directly and fully vested options to acquire 2,540,000 shares of common stock at an exercise price of $0.23 per share.

(9) Includes 17,621 shares of common stock owned directly and fully vested options to acquire 891,667 shares of common stock at an exercise price of $0.23 per share. Mr. Sempek also holds unvested options to acquire 108,333 shares at an exercise price of $0.23 per share.

(10) Includes 20,620 shares of common stock owned directly and fully vested options to acquire 891,667 shares of common stock at an exercise price of $0.23 per share. Mr. Sempek also holds unvested options to acquire 108,333 shares at an exercise price of $0.23 per share.

(11) Includes 10,257,420 shares of common stock owned directly, 11,715,749 shares of common stock owned indirectly through Total Tech LLC, and fully vested options to acquire 5,413,751 shares of common stock at an exercise price of $0.23 per share.

(12) The members of Total Tech, LLC are Dennis Anderson, Robert Badding, Mary Collison, Martin Halbur, Roger Kanne, Ronald Muhlbauer, and Patti Pietig.

                              ELECTION OF DIRECTORS

      Our Board of Directors consists of six directors, each of which is elected on an annual basis. The directors elected at the annual meeting will hold office until their successors are elected and qualified at the next annual meeting of stockholders or their earlier resignation or removal. The Board of Directors has nominated Robert E. Badding, Martin J. Halbur, Roger J. Kanne, Ronald W. Muhlbauer, Ravi Nath, and Thomas E. Wharton, Jr. to serve as directors. Each nominee is a current director of the Company. No other nominations have been received. There are no arrangements or understandings pursuant to which any nominee was selected. Although we do not know of any reason why any of these nominees might not be able to serve, the Board of Directors will propose a substitute nominee if any nominee is not available to serve on the Board of Directors, and the proxy holder will vote in favor of such substitute nominees. In addition, Messrs. Badding, Halbur and Muhlbauer have agreed to resign from the Board of Directors if necessary to fulfill a condition to the closing of a proposed equity investment by a private equity firm which management has been negotiating in order to provide additional working capital to the Company. If such equity investment is consummated, it is anticipated that Messrs. Badding, Halbur and Muhlbauer would resign from the Board and that the remaining directors would appoint substitute directors, plus one additional new director, suggested by the private equity firm. The Company has not entered into a definitive agreement relating to any such equity investment at this time and there is no assurance that any such transaction will be completed.

      The election of a director requires the affirmative vote of a plurality in voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote. Consequently, votes withheld and broker nonvotes will have no effect on the election of directors.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH NOMINEE.

General Information About the Nominees

      Robert E. Badding, age 75, joined our Board of Directors in October 1997. He is the founder and current Chairman of the Board of Badding Construction. Mr. Badding served as Chief Executive Officer of Badding Construction from 1954 to 1999. Badding Construction is a regional commercial and residential construction firm.

      Martin J. Halbur, age 53, joined our Board of Directors in July 2000. Dr. Halbur has been practicing dentistry in Carroll, Iowa, since 1976. Dr. Halbur performed his undergraduate work at Creighton University in Omaha and graduated from Creighton University Dental School in 1976.

      Roger J. Kanne, age 64, has been a Director since October 1997 and currently serves as Chairman of the Board of Directors. Mr. Kanne also served as our Chief Financial Officer and Secretary from May 2000 to February 2001. Mr. Kanne is Chairman, President and CEO of Community Oil Company, a regional distributor of petroleum products, and has served in such capacity since 1972. He also serves as Vice President and Secretary of ET Company, a regional video distributor, and has held such position for the last 17 years.

      Ronald W. Muhlbauer, age 63, former Chairman of the Board and has been a member of the Board of Directors since December 1996. He is a Certified Public Accountant and for 28 years was a partner with the accounting firm of Olsen, Muhlbauer & Co., L.L.P., in Carroll, Iowa. He currently is with Commercial Savings Bank. Mr. Muhlbauer is a graduate of Creighton University in Omaha, Nebraska, with a BS degree in Business Administration.

      Ravi Nath, age 52, joined our Board of Directors in December 2001. Dr. Nath is the Jack and Joan McGraw Endowed Chair of the Department of Information Systems and Technology at Creighton University in Omaha. He assumed the Department chair in May of 1998 and became a tenured Professor at Creighton in 1998. From 1980 to 1998, Dr. Nath was a Professor of management information systems at the University of Memphis, receiving a tenure in 1985. Dr. Nath also currently serves as Executive Director of the Joe Ricketts Center in E-Commerce and as a Board member of the Applied Information Management Institute.

      Thomas E. Wharton Jr., age 43, joined our Board of Directors in December 2001. Mr. Wharton also serves as our President and Chief Executive Officer. Mr. Wharton has a 19-year career in financial management, business strategy development, and marketing for international and domestic companies. Mr. Wharton began his career at Bozell & Jacob's Poppe Tyson Advertising division in 1988, where he advanced to CFO & CIO in 1992. While CIO at Poppe Tyson, Mr. Wharton co-founded, managed, and obtained initial financing for Poppe's ad sales network, which has become the industry's top Internet advertising network, DoubleClick, Inc. (NASDAQ DCLK). Mr. Wharton co-founded Poppe Tyson Interactive, and was named President & Chief Operating Officer in 1996. Mr. Wharton's responsibilities included expanding operations into Europe, Asia, and South America, worldwide marketing strategies and global client expansion. He helped develop online strategies for IBM, Dow Chemical, Chase Bank, Priceline, Sony Playstation & Underground, Cadillac, Hong Kong Bank, Nikkei, DoubleClick, and various other startup and global clients. Mr. Wharton is currently a director of WFS Direct Inc.

The Board of Directors and its Committees

      Our Board of Directors conducts its business through meetings and actions taken by written consent in lieu of meetings. Other actions may be taken by committees established by the Board. The Company's independent directors normally meet in executive session at each regularly scheduled Board meeting. The Board of Directors held six meetings during 2004. All directors, other than Mr. Badding, attended at least 75% of all of meetings of the Board and committees on which they serve during 2004. Mr. Badding attended three out of the six Board meetings held during 2004 and does not serve on any standing committee of the Board.

      Our Board of Directors has established two standing committees: an Audit Committee and a Compensation Committee.


      The Audit Committee. The Audit Committee does not currently operate under a written charter. The Audit Committee's primary duties and responsibilities include monitoring the integrity of our financial statements, monitoring the independence and performance of our independent auditors, and monitoring our compliance with applicable legal and regulatory requirements. The Audit Committee performs the following functions:

      o Exercises sole authority to hire and dismiss our independent auditors;

      o Reviews the scope and results of the audit with our independent auditors;

      o Is responsible for required communication with the auditors in regards to the auditor's independence;

      o Reviews our quarterly and annual operating results with management and with our independent public accountants;

      o Considers the adequacy and implementation of our internal auditing, accounting and financial procedures;

      o     Pre-approves all services provided by independent auditors; and

      o Review and approve all transactions between the Company and any related parties.

      The Audit Committee consists of Ronald Muhlbauer and Ravi Nath, each of whom is an independent Director within the meaning of the applicable rules of the Securities and Exchange Commission ("SEC"). Each member of the Audit Committee has a basic understanding of finance and accounting and is able to read and understand financial statements, and Mr. Muhlbauer has been determined to qualify as an "audit committee financial expert" under criteria specified by the SEC. The Audit Committee met four times during 2004 and each member was present at each meeting.

      The Compensation Committee. The Compensation Committee consists of Roger Kanne, Dr. Martin Halbur and Ravi Nath and performs the following functions:

      o Reviews and fixes the compensation arrangements for officers and key employees;

      o Grants stock options and makes restricted stock awards to eligible participants under our 2001 Omnibus Equity Incentive Plan; and

      o     Administers our compensation and incentive plans.

The Compensation Committee met three times during 2004 and each member was present at each meeting.

      We do not have a standing nominating committee. The Board determined that due to the relatively small size of the Board, it is not necessary to form a separate committee to evaluate director nominations. The Board identifies nominees to serve as directors of the Company primarily through suggestions made by directors, management or stockholders. Candidates for directors are evaluated based on their independence, character, judgment, diversity of experience, financial or business acumen, and their ability to represent and act on behalf of all stockholders. However, the Board has not established any quantifiable minimum standards for evaluating potential nominees. The Board will consider nominations for directors received from stockholders which are submitted in a timely manner with sufficient biographical and business experience information about the nominee to allow the Board to evaluate the nominee.

Compensation Committee Interlocks and Insider Participation

      There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

Director Compensation

      We pay each director who is not our employee the sum of $1,000 for each meeting of the Board of Directors. This fee may be paid in cash or in shares of our common stock having an equivalent fair market value. For attending Board meetings in 2004 our Directors received the following number of shares of our common stock; Mr. Badding received 11,090 shares, Dr. Halbur received 18,734 shares Mr. Kanne received 20,154 shares, Mr. Muhlbauer received 23,279 shares and Mr. Nath received 23,279 shares. Mr. Ken Macke, who was an advisor to the Board of Directors, received 19,841 shares of our common stock for services performed during 2004.

Executive Compensation

      The following table sets forth certain information for each of the last three fiscal years concerning compensation paid by us to our current Chief Executive Officer and each other executive officer who earned a total annual salary that exceeded $100,000 for 2004 (together, the "Named Executive Officers"), and three former executive officers who resigned during 2004.

        SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                         Annual Compensation              Compensation
                                                         -------------------              ------------
                                                                                           Securities
                                                                                           Underlying
                                                                                          Options/SARS
Name and Principal Position                  Year     Salary ($)          Bonus ($)          (#)(8)
---------------------------                 -----------------------------------------------------------
Thomas E. Wharton Jr.   (1)                  2004          143,693               -           2,500,000
Chief Executive Officer, President           2003                -               -                   -
and Director                                 2002                -               -                   -


David G. Vana  (2)                           2004          123,900               -           1,000,000  *
Chief Financial Officer, Secretary           2003          123,900               -                   -
                                             2002          118,983               -                   -


Edward Sempek (3)                            2004          123,900               -           1,000,000  *
Sr. VP,  Operations and Business             2003          123,900               -                   -
Development                                  2002          120,950               -


David Sempek (4)                             2004          123,900               -           1,000,000  *
Sr. VP,  Technology, Chief Technical         2003          123,900               -                   -
Officer                                      2002          118,983               -


Michael P. May  (5)                          2004           44,281               -                   -
Former Chairman, Chief Executive             2003          220,000               -                   -
Officer and Director                         2002          210,000               -                   -


James E. Stark  (6)                          2004           44,609               -                   -
Former President and Director                2003          132,000               -                   -
                                             2002          126,000               -                   -


John M. Heida   (7)                          2004           63,572               -             100,000
Former Senior Vice President - Corporate     2003          110,000               -             100,000
Development and General Counsel              2002          110,000               -             150,000

* 100,000 of these options were granted in 2003 and repriced from $0.34 to $0.23 in December 2004 and 200,000 of these options were granted in 2001 and repriced from $0.7905 to $0.23 in December 2004.

      (1) Thomas E. Wharton Jr. became our Chief Executive Officer on February 9, 2004 and our President on April 1, 2004. We entered into an employment agreement with Mr. Wharton on February 9, 2004 which continues for an indefinite term, unless terminated by either party. The agreement provides for a base salary of $160,000 on an annual basis, a bonus plan of up to 50% of his annual salary and the opportunity to be granted options to purchase our common stock.

      (2) David G. Vana joined the Company on November 5, 2001 and was appointed as our Chief Financial Officer on August 1, 2003. We entered into an employment agreement with Mr. Vana on November 5, 2001 which continues for an indefinite term, unless terminated by either party. The agreement provides for a base salary of $118,000 on an annual basis, a bonus plan of up to 50% of his annual salary and the opportunity to be granted options to purchase our common stock.. The agreement continues on an indefinite basis, unless terminated by either party.

      (3) Edward Sempek joined the Company as Senior Vice President, Operations and Business Development on November 5, 2001. We entered into an employment agreement with Mr. Sempek on November 5, 2001 which continues for an indefinite term, unless terminated by either party. The agreement provides for a base salary of $118,000 on an annual basis, a bonus plan of up to 50% of his annual salary and the opportunity to be granted options to purchase our common stock.

      (4) David Sempek joined our Company as Senior Vice President, Technology, and Chief Technical Officer on November 5, 2001. We entered into an employment agreement with Mr. Sempek on November 5, 2001 which continues for an indefinite term, unless terminated by either party. The agreement provides for a base salary of $118,000 on an annual basis, a bonus plan of up to 50% of his annual salary and the opportunity to be granted options to purchase our common stock.

      (5) Mr. May resigned all positions with the Company on February 9, 2004.

      (6) Mr. Stark resigned all positions with the Company on April 1, 2004.

      (7) Mr. Heida resigned all positions with the Company on June 4, 2004.

      (8) Indicates number of shares of common stock underlying options. The Company does not maintain a long-term incentive plan or pension plan for its executive officers as defined by the rules of the SEC.

Stock Options

      Our 2001 Omnibus Equity Incentive Plan (the "2001 Plan") provides for the granting of stock options and other equity incentives to our officers, key employees, directors, consultants or advisors who provide services to the Company at an exercise price of not less than 85% of the closing price of the Company's common stock as of the date when the options are granted. As of January 1 of each year, commencing with the year 2001, the aggregate number of options that may be awarded under the Plan will automatically increase by a number equal to the lesser of 1% of the total number of common shares then outstanding or 200,000. As of December 31, 2004, options for a total of 1,491,958 shares of our common stock were outstanding under the 2001 Plan and options for another 147,720 shares of common stock remain available for new option grants under the 2001 Plan.

      We have also granted options to acquire a total of 9,651,583 shares of our common stock to certain of our executive offers under the terms of the employment agreements and other individual compensation arrangements.

      On December 3, 2004, the Board of Directors adopted a resolution, upon recommendation of the Compensation Committee, reducing the exercise price of all outstanding options granted under the 2001 Plan and under employment agreements or other compensation arrangements to $0.23 per share. The market price for the Company's common stock has declined over the past several years. This has caused a substantial loss in the value of the stock option issued to the Company's directors, executives and key employees. While the Company paid no bonuses to its Named Executive Officers for their performance in 2004, the Board of Directors, including all members of the Compensation Committee, decided to reprice the outstanding options to provide an appropriate incentive to management and to further align executive compensation with the long-term interests of the Company's stockholders. The Company accounts for modifications of previously issued fixed stock option awards under the accounting consequences of modifications to a fixed stock option or award of APB Opinion No. 25 and related interpretations. Accordingly, the options are accounted for as variable from the date of the modification to the date the option is exercised, forfeited, or expires unexercised.

OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

      The following tables contain information on stock options granted during the year ended December 31, 2004, and about unexercised stock options held at December 31, 2004.

  OPTION / SAR GRANTS IN FISCAL YEAR 2004


                                                   Number of            Percent of
                                                  Securities         Total Options /
                                                  Underlying           SARs Granted      Exercise or
                                                Options / SARs         to Employees       Base Price    Expiration
Name and Principal Position                       Granted (#)            in 2004          ($/Share)        Date
---------------------------                       -----------            -------          ---------        ----
Thomas E. Wharton Jr.                              1,250,000              19.13%             0.23               -
CEO, President and Director                        1,250,000              19.13%             0.23        12/31/09


David G. Vana                                        200,000               3.06%             0.23        04/30/14
Chief Financial Officer, Secretary                   500,000               7.65%             0.23        12/31/09
                                                     100,000 *             1.53%             0.23               -
                                                     200,000 **            3.06%             0.23               -


Edward Sempek                                        200,000               3.06%             0.23        04/30/14
Sr. VP,  Operations and Business                     500,000               7.65%             0.23        12/31/09
Development                                          100,000 *             1.53%             0.23               -
                                                     200,000 **            3.06%             0.23               -


David Sempek                                         200,000               3.06%             0.23        04/30/14
Sr. VP,  Technology, Chief Technical                 500,000               7.65%             0.23        12/31/09
Officer                                              100,000 *             1.53%             0.23               -
                                                     200,000 **            3.06%             0.23               -


Michael P. May                                          0                    0                  0               -
Former Chairman, CEO and Director


James E. Stark                                          0                    0                  0               -
Former President and Director


John M. Heida                                        100,000               1.53%           0.3145               -
Former Senior Vice President - Corporate
Development and General Counsel


* These options were granted in 2003 and repriced from $0.34 to $0.23 in December 2004
** These options were granted in 2001 and repriced from $0.7905 to $0.23 in December 2004

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

      The following table contains information on stock options granted during the year ended December 31, 2004, and about unexercised stock options held at December 31, 2004.

AGGREGATED OPTION / SAR EXERCISES IN FISCAL YEAR 2004 AND YEAR-END OPTION VALUES


                                                                                  Number of Securities       Value of Unexercised
                                                                                 Underlying Unexercised          In-the-Money
                                                                                    Options/SARs at             Options/SARs at
                                                                                     at FY-End (#)                FY-End ($)
                                                                                -------------------------  ------------------------
                                           Shares Acquired         Value             Exercisable /               Exercisable /
                                           on Exercise (#)      Realized ($)         Unexercisable               Unexercisable
                                         --------------------  ---------------  -------------------------  ------------------------
Thomas E. Wharton Jr.                             0                  0            2,331,666 / 208,334            23,317 / 2,083
CEO, President and Director

David G. Vana                                     0                  0             858,334 / 141,666             8,583 / 1,417
Chief Financial Officer, Secretary

Edward Sempek                                     0                  0             858,334 / 141,666             8,583 / 1,417
Sr. VP,  Operations and Business
Development

David Sempek                                      0                  0             858,334 / 141,666             8,583 / 1,417
Sr. VP,  Technology, Chief Technical
Officer

Michael P. May                                2,412,000           378,287             2,497,000 / 0                  0 / 0
Former Chairman, CEO and Director

James E. Stark                                    0                  0                1,000,000 / 0                  0 / 0
Former President and Director

John M. Heida                                     0                  0                 254,166 / 0                   0 / 0
Former Senior Vice President - Corporate
Development and General Counsel

SHARES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

      The following equity compensation plan information summarizes plans and securities approved by, and not approved by, our stockholders as of December 31, 2004:

-----------------------------------------------------------------------------------------------------------------------------------


                                  Number of securities to be       Weighted average exercise price
                              issued upon exercise of outstanding  of outstanding options, warrants  Number of securities remaining
            Plan category        options, warrants and rights                  and rights             available for future issuance
-----------------------------------------------------------------------------------------------------------------------------------
                                              (a)                               (b)                              (c)
-----------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans                  1,491,958                           $0.28                           147,720
approved by security holders
-----------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans not              9,651,583                           $0.26                              0
approved by security holders
-----------------------------------------------------------------------------------------------------------------------------------
Total                                     11,143,541                           $0.27                           147,720
-----------------------------------------------------------------------------------------------------------------------------------

* Equity compensation plans not approved by security holders consist of arrangements to issue stock options under employment agreements with executive officers.

Compensation Committee Report on Executive Compensation

      Our Compensation Committee of the Board of Directors (the "Committee") is composed of three directors who are not employees. The Committee establishes our overall compensation and employee benefits policies and the specific compensation of our executive officers. It is the Committee's goal to implement executive officer compensation programs that further our business objectives and that attract, retain and motivate the best qualified executive officers.

      We adopt and administer our executive compensation policies and specific executive compensation programs in accordance with the principal goal of maximizing return on stockholders' equity. Our Committee believes that we can best achieve our performance goal, and the long-term interests of our stockholders generally by attracting and retaining management of high quality, and that such management will require commensurate compensation. Our Committee believes that our executive officer compensation policies are consistent with this policy. Our Committee determines the levels of compensation granted in any such employment agreements, and the levels of compensation granted to other executive officers from time to time based on factors that our Committee considers appropriate. As indicated below, our overall financial performance is a key factor our Committee considers in setting compensation levels for executive officers.

      Our Committee determines annual compensation levels for executive officers which may be implemented from time to time based primarily on its review and analysis of the following factors: (1) the responsibilities of the position, (2) the performance of the individual and his or her general experience and qualifications, (3) our overall financial performance, (4) the officer's total compensation during the previous year, (5) compensation levels that comparable companies in similar industries (wireless communications and information technology) pay, (6) the officer's length of service with us, and (7) the officer's effectiveness in dealing with external and internal audiences. The Committee believes, based on a review of relevant compensation surveys, that the base compensation of the executive officers is competitive with companies of similar size and with comparable operating results in similar industries. Our Company paid no bonuses to our Named Executive Officers for their performance in 2004.

      The principles that guided our Committee in determining our other executive officers' compensation during the 2004 fiscal year also included the motivation of employees to attain the highest level of performance and the ability to attract and retain qualified employees.

Members of the Compensation Committee of the Board of Directors:

Roger Kanne, Chairman
Dr. Martin Halbur
Ravi Nath

Dated: March 30, 2005

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of our directors and executive officers and any holder of 10 percent or more of our common stock to file reports with the SEC showing changes in their ownership of our common stock. Based solely on our review of copies of the
Section 16(a) reports we have received and written representations from each person who did not file an annual report with the SEC on Form 5, we believe that all Section 16(a) reports with respect to 2004 were filed on time, except for the following:

      (a) Three officers of the corporation, Thomas Wharton, Jr., David Vana, and Todd Hansen, failed to file on a timely basis a Form 4 report relating to the grant of stock options to them in December 2004, all of which reports were subsequently filed.

      (b) Total Tech LLC has not filed Form 3 upon becoming a beneficial owner of more than 10% of our common stock and has not filed reports on Form 4 reporting subsequent transactions in our common stock.

Certain Relationships and Related Transactions

      Roger Kanne and AHK Leasing, LLC, a company controlled by him, lent the Company money during 2002 and 2003. Some of these loans were evidenced by promissory notes having terms of one year and bearing interest at a rate of 10% per annum. Some of these loans were in the form of capital leases with terms ranging from 18 months to three years and bearing interest at a rate of 9.50% per annum.. When such loans were made, we issued warrants to purchase our common stock based on the amount of money loaned to us with exercise prices and expiration dates that varied depending on the value of our common stock date of the respective loan. The following table sets forth certain information regarding these loan transactions, including the transaction dates, the type of transaction, loan amounts, the number of warrants granted and the exercise price of the warrants:

                           Issue          Type of           Amount of       Number of      Exercise
Lender                      Date        Transaction          Loan ($)      Warrants (#)    Price ($)
------                      ----        -----------          --------      ------------    ---------
Roger Kanne               01/03/02    Promissory Note          50,000           77,429      0.64575
Roger Kanne               01/04/02    Promissory Note          50,000           77,429      0.64575
Roger Kanne               01/07/02    Promissory Note          50,000           77,851      0.64225
Roger Kanne               01/16/02    Promissory Note          25,000           40,492       0.6174
Roger Kanne               01/27/02    Promissory Note          25,000           40,038       0.6244
Roger Kanne               02/22/02    Promissory Note         250,000          401,284        0.623
AHK Leasing, LLC          09/01/03     Capital Lease          250,000          355,114        0.352
AHK Leasing, LLC          09/01/03     Capital Lease          125,000          217,014        0.288
AHK Leasing, LLC          09/01/03     Capital Lease          125,000          139,509        0.448
AHK Leasing, LLC          09/01/03     Capital Lease          125,000           97,656        0.640
AHK Leasing, LLC          09/01/03     Capital Lease          125,000          105,574        0.592
AHK Leasing, LLC          09/01/03     Capital Lease          125,000          111,607        0.560
AHK Leasing, LLC          09/01/03     Capital Lease          360,000          375,000        0.480
Roger Kanne               11/21/03    Promissory Note         200,000          255,102        0.392

      On December 30, 2004, we issued 2,506,035 shares of common stock to Roger Kanne for converting the remaining principal balance on each of his promissory notes into equity at a conversion price of $0.23 per share. On that same date, we also issued 326,087 shares of common stock to Martin Halbur for converting the remaining principal balance on a promissory note evidencing a loan made by him to the Company in November 2001 into equity at a conversion price of $0.23 per share.

      A Consulting Agreement was entered into as of March 5, 2002 between the Company and Wharton Consulting, which is owned by Thomas Wharton. Mr. Wharton received consulting fees in the amount of $21,000 during 2002, $13,676 during 2003 and $0 during 2004 for services provided. This consulting agreement terminated on February 9, 2004 when Mr. Wharton become the President and Chief Executive Officer of the Company.

      On November 9, 2004, the Company issued a warrant to Roger Kanne to purchase 1,000,000 shares of our common stock at an exercise price of $0.35 per share. The warrant will expire on November 5, 2007 and was issued in consideration for special services performed by Mr. Kanne on behalf of the Company.

      On November 9, 2004, Total Tech, LLC purchased 4,021,739 shares of our common stock at $0.23 per share. In addition, the Company granted Total Tech, LLC a warrant to purchase 2,010,869 shares of our common stock at an exercise price of $0.3698 expiring November 9, 2009.

Company Stock Performance Graph

      The following stock performance graph provides a comparison over the five-year period ending December 31, 2004 of the cumulative total return from a $100 investment in our common stock with the stocks listed on the Nasdaq Stock Market Index and the Nasdaq Telecommunications Index. The following assumes that the base share price for the Company's common stock and each index is $100 and that all dividends are reinvested. The performance graph is not necessarily indicative of an investment in our stock in the future.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG ISECURETRAC CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE NASDAQ TELECOMMUNICATIONS INDEX

                                                                  Cumulative Total Return
                            --------------------------------------------------------------------------------------------------
                               12/99     3/00     6/00    9/00    12/00     3/01     6/01    9/01    12/01     3/02     6/02
ISECURETRAC CORP.             100.00   150.13   116.80  137.60   100.00    91.73   242.67  224.00   253.33   389.33   397.33
NASDAQ STOCK MARKET (U.S.)    100.00   106.80    92.54   77.85    60.30    51.09    51.68   33.63    45.49    44.84    34.59
NASDAQ TELECOMMUNICATIONS     100.00   119.11    92.98   80.29    52.17    41.35    48.30   30.27    38.29    28.77    19.25


                                                             Cumulative Total Return
                            ---------------------------------------------------------------------------------------
                               9/02    12/02     3/03     6/03    9/03    12/03     3/04     6/04    9/04    12/04
ISECURETRAC CORP.            188.00    74.67   213.33   122.67  134.67   117.33   144.00    82.67   53.33    64.00
NASDAQ STOCK MARKET (U.S.)    28.15    26.40    23.68    29.40   35.87    38.36    41.34    39.69   37.79    40.51
NASDAQ TELECOMMUNICATIONS     17.85    23.31    26.80    33.41   35.60    41.85    38.74    37.72   36.78    45.52

* $100 invested on 12/31/99 in stock or index- including reinvestment of dividends. Fiscal year ending December 31.





Audit Committee Report

      The Company's management is responsible for the preparation of the Company's financial statements and for maintaining an adequate system of internal controls and processes for that purpose. McGladrey & Pullen, LLP ("McGladrey") acts as the Company's independent auditors and is responsible for conducting an independent audit of the Company's annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on the results of its audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

      The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2004 with management of the Company and with representatives of McGladrey. As a result of these discussions, the Audit Committee believes that the Company maintains an effective system of accounting controls that allow it to prepare financial statements that fairly present the Company's financial position and results of its operations. Our discussions with McGladrey also included the matters required by Statement on Auditing Standard No. 61 (Communications with Audit Committees).

      In addition, the Audit Committee reviewed the independence of McGladrey. We received written disclosures and a letter from McGladrey regarding its independence as required by Independent Standards Board Standards No. 1 and discussed this information with McGladrey.

      Based on the foregoing, the Audit Committee has recommended that the audited financial statements of the Company for the year ended December 31, 2004 be included in the Company's annual report on Form 10-KSB to be filed with the Securities and Exchange Commission.

Members of the Audit Committee of the Board of Directors:

Ronald Muhlbauer, Chairman
Ravi Nath

Dated: March 30, 2005

                             APPOINTMENT OF AUDITOR

      On March 21, 2005, the Company appointed the accounting firm of McGladrey & Pullen, LLP as our independent auditors to audit the Company's financial statements for the year ending December 31, 2005. A resolution to ratify the appointment will be presented at the Annual Meeting. The ratification of the appointment of auditor requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will have the same effect as a vote against ratification. Broker nonvotes will not be considered shares entitled to vote with respect to the ratification of the auditors and will not be counted as votes for or against ratification.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS OUR INDEPENDENT AUDITORS FOR 2005.

Audit Fees

      The following table shows the aggregate fees billed to the Company for professional services by McGladrey & Pullen, LLP for the years 2004 and 2003:

                        2004         2003
                     ----------   ----------

Audit Fees           $  141,517   $  167,550
Audit Related Fees           --           --
Tax Fees                     --           --
All Other Fees               --        1,230
                     ----------   ----------

     Total Fees      $  141,517   $  168,780
                     ==========   ==========

      Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of the Company's consolidated financial statements for the years 2004 and 2003, for the reviews of the financial statements in the Company's quarterly reports on Form 10-QSB during the years 2004 and 2003, and for services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant years.

      Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements that are not reported above under "Audit Fees," and generally consist of fees for other SEC filings, due diligence in connection with acquisitions, accounting consultation and audits of employee benefit plans.

      Tax Fees. This category includes the aggregate fees billed in each of the last two years for professional services rendered by the independent auditors for tax compliance, tax planning and tax service.

      All Other Fees. This category includes the aggregate fees billed in each of the last two years for products and services provided by the independent auditors that are not reported above under "Audit Fees," "Audit-Related Fees," or "Tax Fees."

      Our Audit Committee is required to review and approve in advance the retention of our independent auditors for the performance of all audit and lawfully permitted non-audit services. The Chairman of the Audit Committee, or in the absence of the Chairman, any member of the Committee designated by the Chairman, has authority to approve in advance any lawfully permitted non-audit services. The Audit Committee is authorized to establish other policies and procedures for the pre-approval of such services. Where non-audit services are approved under delegated authority, the action must be reported to the full Audit Committee at its next regularly scheduled meeting. All of the audit-related fees, tax fees or other fees shown in the table above were approved pursuant to the Audit Committee's preapproval process, as such process was in effect at the time of the approval of the particular fee.

      McGladrey & Pullen, LLP has audited the Company's financial statements for the years 2000 through 2004. A representative of McGladrey & Pullen, LLP will be at the meeting, will have an opportunity to make a statement if so desired, and will be available to answer any questions.

                        REVERSE STOCK SPLIT AUTHORIZATION

      We are asking stockholders to approve a proposal to grant the Board of Directors the discretionary authority to amend our Certificate of Incorporation to effect a reverse stock split at one of three ratios: 1-for-4, 1-for-6 or 1-for-10. If the proposal is approved, the Board of Directors may in its discretion amend our Certificate of Incorporation to effect the reverse stock split at any time prior to our next annual meeting of stockholders. The Board of Directors will also have the sole discretion not to effect a reverse stock split. If authorized by the stockholders at the annual meeting, no further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If the proposal is approved by stockholders, and the Board determines to implement a reverse stock split, we will communicate all details regarding the reverse stock split to the public prior the effective date of the reverse split, including the ratio chosen by the Board of Directors.

      A reverse stock split would proportionately reduce the number of outstanding shares of our common stock, and the number of shares held by of each stockholder, depending on the ratio selected by the Board of Directors. Except for the effect of fractional shares, each stockholder's proportionate ownership interest in the Company would be the same immediately before and after the reverse stock split. The reverse stock split will not change the total number of shares of capital stock that the Company is authorized to issue nor the par value per share of our common stock.

      Under our Certificate of Incorporation, the Company is authorized to issue 150,000,000 shares of common stock. As of the Record Date, there were 90,531,867 shares of our common stock issued and outstanding. We are asking stockholders to approve this proposal primarily to reduce the number of outstanding shares of our common stock so that the Company has a greater number of authorized but unissued shares of common stock that are available for issuance in connection with contemplated and future equity investments in the Company. Such shares would also be available for other purposes as well, including acquisitions of other businesses and possible future equity compensation plans. The reverse stock split is also being proposed as a way to raise the trading price of our common stock to a level that may allow the shares to be listed on a securities exchange or the Nasdaq, and to make our shares potentially more attractive to a broader investor base. You should keep in mind that the implementation of a reverse stock split will not affect the actual or intrinsic value of our business or your proportional ownership in the Company. You should also consider that in many cases, the market price of a company's shares declines after a reverse stock split.

      The proposal to grant to the Board of Directors discretionary authority to amend our Certificate of Incorporation to effect a reverse stock split requires the affirmative vote of the holders of a majority in voting power of issued and outstanding shares of our common stock. Accordingly, abstentions and broker nonvotes will have the same effect as a vote against this proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO GRANT THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT ONE OF THREE RATIOS.

Purposes of the Reverse Stock Split

      The purpose of the reverse stock split is to reduce the number of outstanding shares of our common stock so that the Company has a greater number of authorized but unissued shares of common stock that are available for issuance in connection with contemplated and future equity investments in the Company. Such shares would also be available for other purposes as well, including acquisitions of other businesses and possible future equity compensation plans. Our Board intends to effect the proposed reverse stock split only if it is necessary to allow the Company to consummate a proposed equity investment by a private equity firm which management has been negotiating in order to provide additional working capital to the Company. The Board has determined that the proposed equity investment is in the best interest of the Company and its current stockholders. The final terms of such equity investment have not been agreed to at this time (and there is no assurance that such transaction will occur), but it is expected that the Company would issue 1,000,000 shares of a newly created series of exchangeable preferred stock to the private equity firm. It is anticipated that such preferred stock would be exchangeable into a greater number of shares of the Company's common stock. In addition, the Company anticipates that the private equity firm will be issued warrants to acquire additional shares of common stock which, if exercised along with the exchange of preferred stock for common stock, could result in the private equity firm holding a majority of the issued and outstanding shares of our common stock. Of course, if the Company consummates the equity investment transaction, it is also required to maintain enough authorized but unissued shares of common stock to meet its obligations under outstanding stock options, warrants and other existing rights to acquire common stock. As a result, the current number of authorized but unissued shares of common stock available for future issuance is not likely to be adequate to allow the Company to meet its existing needs and to consummate the proposed equity transaction.

      Furthermore, our common stock is not listed on any organized domestic stock exchange or on the Nasdaq. Trade information for our common stock is posted on the Over-the-Counter Bulletin Board only. The volume of daily transactions in our common stock is typically quite low and the lack of buy-side demand for our shares has the effect of keeping the price at a relatively low level. The Board also believes that many investors (including institutional investors and investment funds) are reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks that are not listed on an established securities exchange or market, and that brokerage firms are reluctant to recommend lower-priced stocks to their clients. Other investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. In addition to making additional authorized but unissued shares available for future issuance, the Board of Directors believes that a decrease in the number of shares outstanding is likely to improve the trading price for our common stock. In general, a reverse stock split will result in a simultaneous proportionate increase in the trading price of the stock. Among other things, an increase in the trading price of our stock resulting from a reverse stock split may make our common stock eligible to be listed on a securities exchange or the Nasdaq. By effecting a reverse stock split, we may also be able to raise our common stock price to a level where our common stock would be viewed more favorably by potential investors. Both of these things could have the effect of improving the trading liquidity of our common stock. A deeper and more liquid market for our common stock may also increase the trading price of our common stock. There is, of course, no assurance that either a more liquid trading market or a higher per share for our common stock will be achieved by implementing a reverse stock split. There is also no assurance that the trading price of our common stock will not actually decline after a reverse stock is implemented or that the trading price of our common stock after such a reverse stock split at any of the proposed ratios will be high enough to qualify our common stock to be listed on any stock exchange or the Nasdaq.

Certain Risks Associated with the Reverse Stock Split

The total market capitalization of our common stock after the proposed reverse stock split could be less than the total market capitalization before the proposed reverse stock split.

      In many cases, the market price of a company's shares declines after a reverse stock split. There can be no assurance that the market price per share of our common stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split. Moreover, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

The liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

      Depending on the ratio selected by the Board of Directors, a reverse stock split will reduce the total number of outstanding shares of our common stock by between 75% and 90% and will also reduce the number of stockholders who own the standard trading units of 100 shares (a "round lot"). Both the reduction of total shares outstanding and the number of stockholders owning round lots of our shares may reduce the liquidity of our stock in the secondary market. Odd lot shares (i.e. less than 100 shares) may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in round lots of even multiples thereof.

There is no assurance that the reverse stock split will make our shares eligible for listing on a stock exchange or make our shares more attractive to investors.

      While the Board believes that a higher stock price may make our common stock eligible to be listed on an established domestic stock exchange or on the Nasdaq and may help generate greater investor interest in our stock, there can be no assurance that a reverse stock split at any of the proposed ratios will raise the share price to a maintainable level that will qualify it for listing on an exchange or the Nasdaq or will otherwise overcome the reluctance of institutional and other investors to invest in our common stock or meet the investing guidelines of these investors. As a result, there can be no assurance that the trading liquidity of our common stock will improve as a result of the implementation of the proposed reverse stock split.

Because the number of authorized shares of common stock will remain the same after the reverse stock split, we will have the ability to issue more shares without further stockholder approval and this may result in dilution of existing stockholders.

      If the reverse stock split is implemented by the Board of Directors, it will not reduce the number of shares of common stock that we are authorized to issue under our Certificate of Incorporation. However, by reducing the number of shares outstanding by between 75% and 90%, depending on the ratio selected by the Board of Directors, the Company will have the authority to issue significantly more shares than it does currently without further stockholder approval. Depending on the terms of any future issuance of common stock, or securities convertible into our common stock, the existing stockholders' percentage ownership of the Company will decrease and the value per share of their common stock may be diluted.

Principal Effects of the Reverse Stock Split

         The reverse stock split would not, by itself, affect our assets or prospects. If approved and implemented, the principal effects of the reverse stock split would include the following:

      o each four, six or 10 shares of our common stock that you own (depending on the ratio selected by the Board of Directors) will be combined into one new share of common stock and any fractional shares will be rounded up to the nearest whole share;

      o the number of shares of common stock issued and outstanding will be reduced by between 75% (at a 1-for-4 ratio) and 90% (at a 1-for-10 ratio);

      o the total number of shares of common stock that we are authorized to issue will remain at 150,000,000 shares;

      o appropriate adjustments will be made to stock options, warrants, conversion rights and other securities convertible into shares of our common stock granted under Company plans to maintain the economic value of the awards;

      o the number of shares reserved for issuance under our 2001 Plan will be reduced proportionately and any other appropriate adjustments or modifications will be made under the 2001 Plan; and

      o the conversion price of our convertible debt and the number of shares reserved for issuance upon conversion will be adjusted in proportionately.

      The common stock resulting from the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the public registration of the common stock under the Securities Exchange Act of 1934.

Fractional Shares

      No certificates for fractional shares of our common stock will be issued in connection with the reverse stock split if the Board of Directors decides to implement it. Stockholders who otherwise would be entitled to receive a fractional share because they hold a number of shares of common stock not evenly divisible by four, six or ten (depending on the ratio selected) will receive one additional whole share of common stock for such fractional share.

Authorized Shares

      If the Board implements the proposed reverse stock split at any of the proposed ratios, the total number of shares of common stock that we are authorized to issue will remain 150,000,000. As a result, the number of authorized but unissued shares available for future issuance will increase.

Accounting Matters

      The par value of our common stock will remain at $0.01 per share after the reverse stock split. As a result, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately at the effective time of the reverse stock split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our financial statements prepared after the effective time of the proposed reverse stock split will restate net income or loss and other per share amounts for periods ending before the reverse stock split to give retroactive effect to the reverse stock split.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

      If stockholders approve the reverse stock split proposal, and the Board decides to implement the reverse stock split, we will file a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the

State of Delaware. The reverse stock split will become effective at the time and on the date of filing of, or at such later time as is specified in the certificate of amendment, which we refer to as the "effective time" and "effective date," respectively. Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split, including any rounding for fractional shares. The text of the proposed amendment to our Certificate of Incorporation reads as follows:

            "Upon this Certificate of Amendment of the Restated Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware, each [four, six or ten] issued and outstanding shares of Common Stock will be combined and converted into one (1) share of Common Stock, provided that no fractional shares shall be issued but shall be rounded up to the nearest whole number of shares. There shall be no increase or decrease in the Corporation's authorized capital stock, or in the par value per share of the Common Stock or in the Corporation's capital as a result thereof."

      Upon a reverse stock split, we intend to treat stockholders holding our common stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

      Following any reverse stock split, stockholders holding physical certificates will need to exchange those certificates for new certificates and we expect that the common stock will receive a new CUSIP number.

      Atlas Stock Transfer Company, our transfer agent, will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders after the effective date of a reverse stock split. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

No Appraisal Rights

      Stockholders do not have appraisal rights under Delaware General Corporation Law or under our Certificate of Incorporation in connection with the reverse stock split.

Reservation of Right to Abandon Reverse Stock Split

      The vote of the stockholders at the annual meeting merely authorizes the Board of Directors to effect a reverse stock split at a ratio of 1-for-4, 1-for-6 or 1-for10, but does not require the Board of Directors or the Company to do so. In that regard, the Board of Directors reserve the right to abandon the reverse stock split without further action by our stockholders at any time before the effective time of the filing with the Secretary of State of the State of Delaware of the certificate of amendment to our Certificate of Incorporation, even if the authority to effect the reverse stock split has been approved by our stockholders at the annual meeting. By voting in favor of the reverse stock split, you are expressly also authorizing the Board of Directors to determine not to proceed with, and abandon, the reverse stock split if it should so decide.

Certain Federal Income Tax Consequences

      The following is a summary of the material U.S. federal income tax consequences of the proposed reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, published statements by the Internal Revenue Service and other applicable authorities on the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Furthermore, it does not address any state, local or foreign income or other tax consequences. This summary also assumes that the shares of common stock held immediately prior to the effective time of the reverse stock split (the "old shares") were, and the new shares received will be, held as a "capital asset," as defined in the Internal Revenue Code (generally, property held for investment).

      Subject to the discussion below concerning the treatment of the receipt of cash payments instead of fractional shares, we believe that the material U.S. federal income tax consequences of the reverse stock split are as follows:

      o The Company will not recognize any gain or loss as a result of the reverse stock split.

      o You will not recognize any gain or loss as a result of the reverse stock split.

      o The aggregate adjusted basis of the shares of our common stock you hold following the reverse stock split will be equal to your aggregate adjusted basis immediately prior to the reverse stock split.

      o Your holding period for the common stock you continue to hold after the reverse stock split will include your holding period for the common stock you held immediately prior to the reverse stock split.

      Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential tax consequences to you of the reverse stock split.

PROPOSED AMENDMENTS TO CERTIFICATE OF INCORPORATION RELATING TO PREFERRED STOCK


      Article 4 of our Certificate of Incorporation currently provides, in part, that the Company has the authority to issue up to 1,000,000 shares of Preferred Stock, $0.01 par value per share (the "Preferred Stock") in one or more series and that our Board of Directors is permitted to fix the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock. Management of the Company is currently negotiating a proposed equity investment by a private equity firm in order to provide additional working capital to the Company. The Board has determined that the proposed equity investment is in the best interest of the Company and its current stockholders. The final terms of such equity investment have not been agreed to at this time (and there is no assurance that such transaction will occur), but it is expected that the Company would issue a newly created class of convertible Preferred Stock to the private equity firm. Among other things, it is anticipated that the private equity firm, as the holder of the newly created class of Preferred Stock would have the right to designate four out of a total of seven directors who would make up our Board of Directors after completion of the sale of the Preferred Stock as well as voting rights equal to a majority of the outstanding shares of common stock. During our negotiation of the terms of the proposed issuance of Preferred Stock to this private equity investor, we agreed that we would amend Article 4 of our Certificate of Incorporation to more specifically delineate the authority of the Board of Directors to determine the rights, preferences, privileges and restrictions granted to holders of our Preferred Stock, especially with respect to supermajority and other voting rights granted to the holders of Preferred Stock. We were advised by counsel that such an amendment should be made to Article 4 of our Certificate of Incorporation before these voting powers were granted. Specifically, counsel advised that, although the existing language of the Certificate of Incorporation permitting our Board of Directors to generally determine the rights, preferences, privileges and restrictions of any new series of Preferred Stock seemed to be intended to permit the Board to provide such Preferred Stock with voting powers, an amendment making this more clear should be effected prior to granting such voting powers.


      Accordingly, our Board of Directors has determined that it is advisable and in the best interests of the Company to amend Section 4 of our Certificate of Incorporation in order to more specifically set forth the authority of the Board of Directors to determine the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, including the voting authority granted to the holders of any such Preferred Stock. The full text of the proposed amendment to Article 4 of our Certificate of Incorporation is set forth in Exhibit A hereto.

      The proposal to amend Section 4 of our Certificate of Incorporation to more specifically authorize the Board of Directors to determine the rights, powers, privileges and restrictions of any class of Preferred Stock requires the affirmative vote of the holders of a majority in voting power of issued and outstanding shares of our common stock. Accordingly, abstentions and broker nonvotes will have the same effect as a vote against this proposal.


      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO MORE SPECIFICALLY AUTHORIZE THE BOARD OF DIRECTORS TO DETERMINE THE RIGHTS, POWERS, PRIVILEGES AND RESTRICTIONS OF ANY CLASS OF PREFERRED STOCK

PROPOSED AMENDMENTS TO CERTIFICATE OF INCORPORATION RELATING TO INDEMNIFICATION

      Article 11 of our Certificate of Incorporation currently provides that the Company will indemnify our directors, officers, employees or agents for liability they incur as a result of any threatened, pending or completed legal action, lawsuit, administrative proceeding or investigation, to the full extent permitted by law. This provision of our Certificate of Incorporation is unusual in that it provides indemnification to all employees and agents of the Company and does not specifically limit indemnity in situations where the person seeking indemnification instigated the legal action or other proceeding giving rise to the claim for indemnity. Upon the advise of legal counsel, our Board of Directors has determined that such a broad indemnification provision potentially exposes the Company to unnecessary liability and may create situations in which the Company is forced to indemnify persons who instigate litigation against the Company. The Board of Directors believes the purpose of the indemnification provision in our Certificate of Incorporation is to allow the Company to attract and retain qualified persons to act as directors and officers of the Company who may otherwise be unwilling to act in such capacities without being afforded protection against unreasonable exposure to personal liability due to their service as such. Such indemnity is specifically authorized by Delaware law and is almost universally provided to directors and officers of Delaware corporations, especially those with public shareholders. However, it is not typical nor consistent with the purpose of such indemnification, to provide broad indemnity to all employees or other agents of a corporation. It is also not typical, nor consistent with the purpose of such indemnification, to provide indemnity to persons who instigate proceedings unless the commencement of such proceedings has been authorized by the Board of Directors in advance.


      Accordingly, our Board of Directors has determined that it is advisable and in the best interests of the Company to amend Section 11 of our Certificate of Incorporation to limit the Company's obligation to provide indemnification. The full text of the proposed amendment to Article 11 of our Certificate of Incorporation is set forth in Exhibit B hereto.

      The proposal to amend Section 11 of our Certificate of Incorporation to limit the Corporation's obligation to provide indemnification requires the affirmative vote of the holders of a majority in voting power of issued and outstanding shares of our common stock. Accordingly, abstentions and broker nonvotes will have the same effect as a vote against this proposal.


      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO LIMIT THE COMPANY'S OBLIGATION TO PROVIDE INDEMNIFICATION

                       SUBMISSION OF STOCKHOLDER PROPOSALS

      Our Bylaws do not provide any specific procedures for stockholders who wish to submit a proposal for presentation at the annual meeting and, to date, no stockholder proposals have been received for consideration at the annual meeting.

      Stockholders who wish to include proposals in the proxy materials that we send out in connection with our 2006 annual meeting may do so, subject to the proxy rules adopted by the SEC. In order to be included in our proxy statement relating to the 2006 Annual Meeting, a stockholder proposal must be delivered to the Company's Secretary at the Company's executive offices before January 9, 2006.

                                  OTHER MATTERS

      At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposals discussed above. If other proposals are properly brought before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

      Concurrent with the mailing of this proxy statement, the Company is furnishing you a copy of its annual report for the year ended December 31, 2004 (which includes the Company's Annual Report on Form 10-KSB for such year).

      None of the information set forth in this Proxy Statement under the headings "Compensation Committee Report on Executive Compensation," "Audit Committee Report" or "Company Stock Performance Graph" is deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "1934 Act"), and this information will not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.


                                                        By order of the Board of
Directors:



                                                        /s/  David G. Vana
                                                        ------------------
                                                             David G. Vana
                                                             Secretary
May 9, 2005

                                                                       Exhibit A

To delete the second paragraph of Article 4 of the Certificate of Incorporation and replace it in its entirety with the following:

            The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

            (a) The designation of the series, which may be by distinguishing number, letter or title;

            (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

            (c) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

            (d) Dates at which dividends, if any, shall be payable;

            (e) The redemption rights and price or prices, if any, for shares of the series;

            (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

            (g) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

            (h) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

            (i) Restrictions on the issuance of shares of the same series or of any other class or series; and

            (j) The voting rights, if any, of the holders of shares of the series.

                                                                       Exhibit B

To amend Article 11 of the Certificate of Incorporation so that it reads in its entirety as follows:

            The Corporation shall indemnify any person (a "Covered Person") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such Covered Person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, to the fullest extent permitted by law. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) only if the commencement of such Proceeding (or part thereof) by such Covered Person was authorized in advance by the Board of Directors.

                                 [FORM OF PROXY]

                                iSecureTrac Corp.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ISECURETRAC CORP

            Annual Meeting of Stockholders to be held on June 2, 2005
                        at 2:00 pm Central Daylight Time
                        for Holders as of April 4, 2005.

      The undersigned, having received the Notice of Annual Meeting of Stockholders of iSecureTrac Corp., (the "Company") hereby appoints Thomas E. Wharton Jr. as the proxy of the undersigned (with full power of substitution) to attend the above Annual Meeting and all adjournments thereof (the "Annual Meeting") and there to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Annual Meeting, including:

(1)   The election of Directors of the Company:

      |_|   FOR ALL NOMINEES LISTED BELOW:

            01 Robert Badding,
            02 Martin Halbur,
            03 Roger Kanne,
            04 Ronald Muhlbauer,
            05 Ravi Nath
            06 Thomas Wharton, Jr.

      |_|   WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

      |_| TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), CHECK THIS BOX AND WRITE THE NUMBER OF SUCH NOMINEE(S) IN THE BOX BELOW

            ----------------------------------------


            ----------------------------------------


(2) To ratify the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for 2005.

                  |_| FOR   |_| AGAINST  |_| ABSTAIN

(3) To grant the Board of Directors the discretionary authority to amend the Company's Certificate of Incorporation to affect a reverse stock split at one of three ratios.

                  |_| FOR   |_| AGAINST  |_| ABSTAIN

(4) To amend the Company's Certificate of Incorporation to provide the Board of Directors with more specific authority to establish the rights, preferences and privileges of any class of preferred stock.

                  |_| FOR   |_| AGAINST  |_| ABSTAIN

(5) To amend the Company's Certificate of Incorporation to limit the Company's obligation to provide indemnification.

                  |_| FOR   |_| AGAINST  |_| ABSTAIN

(6) To vote in his discretion, upon the transaction of such other business as may properly come before the Annual Meeting.

      The undersigned hereby revokes all previous proxies for the Annual Meeting, acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement for the Annual Meeting and the Company's 2004 Annual Report prior to signing this proxy and ratifies all that the said proxies may do by virtue hereof.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF ITEMS 1, 2, 3, 4 AND 5, AND THE AUTHORITY PROVIDED IN ITEM 6 WILL BE DEEMED GRANTED.

Dated: ____________, 2005



                                  Signature(s)_________________________________

                              Please sign exactly as your name appears on your stock certificate(s). If signing in any fiduciary or representative capacity, give full title as such.

  PLEASE SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE